                                                                     Exhibit 4.6
                                                                     -----------

                           SEPTIMA ENTERPRISES, INC.

                            STOCK OPTION AGREEMENT
                            ----------------------


     STOCK OPTION AGREEMENT ("Agreement"), made as of the 1st day of October, 1996, by and between SEPTIMA ENTERPRISES, INC., a Colorado corporation (the "Company"), and CHARLOTTE DARLING (the "Optionee");

                             W I T N E S S E T H:

     WHEREAS, the Company has determined that, in order to provide an incentive to key individuals who have contributed their efforts to the successful operation of the Company and to encourage them to remain associated with the Company, it would be beneficial to grant stock options to certain individuals so that they may secure or increase, on reasonable terms, their stock ownership in the Company; and

     WHEREAS, the Optionee has contributed to the success of the Company; and

     WHEREAS, the Company and the Optionee have provided for the issuance to the Optionee of an option to purchase the Company's common stock, all as more particularly set forth herein;

     NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, it is hereby agreed as follows:

     1.  Grant of Option.  Subject to and upon the terms and conditions set
         ---------------
forth in this Agreement, the Company hereby grants to the Optionee a stock option (the "Option") to purchase up to Four Thousand Five Hundred (4,500) shares of the Company's common stock (collectively, the "Shares"), during the specified term of this Option, at a price of Fifty Cents ($0.50) per Share.

     2.  Specified Term.  The term of the Option shall be the period commencing
         --------------
on October 1, 1996, and ending on October 1, 2001 (the "Term"). The Option shall be of no further force and effect and shall not be exercisable to any extent after the expiration of the Term.

     3.  No Transferability.  The Option may not be transferred or assigned
         ------------------
except as permitted by Section 9 of this Agreement or by will or by the laws of descent and distribution, subject to the terms of Section 10 of this Agreement.


     4.  Partial Exercise.  Exercise of the Option may be made in one or more
         ----------------
installments at any time and from time-to-time within the above limits, except that the Option may not be exercised for a fraction of a Share. Any fractional Share with respect to which an installment of the Option cannot be exercised because of the limitation contained in the preceding sentence shall remain subject to the Option and shall be available for later purchase by the Optionee in accordance with the terms hereof.

     5.  Method of Payment.  The Option exercise price is payable in United
         -----------------
States dollars and must be paid either in cash, by certified or cashier's check, by delivery of Shares having an aggregate fair market value (as determined by the Company) equal as of the date of exercise to the Option exercise price, or by any combination of the foregoing, equal in amount to the Option exercise price.

     6.  Method of Exercising Option.  Subject to the terms and conditions of
         ---------------------------
this Agreement, the Option may be exercised by written notice to the Company, at the principal executive office of the Company. Such notice shall state the election to exercise the Option and the number of Shares in respect of which it is being exercised and shall be signed by the Optionee. Such notice shall be accompanied by payment of the full purchase price of such Shares, and the Company shall deliver a certificate or certificates representing such Shares as soon as practicable after the notice and such payment have been received. The certificate or certificates for the Shares as to which the Option shall have been so exercised shall be registered in the name of the Optionee or permitted assignee and shall be delivered to the Optionee or permitted assignee. All Shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and non-assessable. The Optionee shall not have the rights of a shareholder with respect to the Shares covered by the Option hereunder until the date of issuance of a stock certificate to the Optionee for such Shares.

     7.  Restricted Shares; Purchase for Investment.  Optionee understands that
         ------------------------------------------
the Shares to be purchased upon an exercise of the Option have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), or under the laws of any jurisdiction. Optionee agrees that Optionee is, either alone or through advisors, sophisticated and experienced in financial, business and investment matters and, as a result, Optionee is in a position to evaluate the merits and risks of an investment in the Company. Optionee agrees that (i) the Optionee's purchase of Shares upon an exercise of the Option will not be made with a view toward the "distribution" of such Shares, as defined in the 1933 Act; (ii) such Shares may not be transferred or hypothecated unless, in the opinion of counsel to the Company, such transfer or hypothecation would be in compliance with the registration provisions of the 1933 Act or pursuant to an exemption therefrom; and (iii) the Optionee agrees to sign a certificate to such effect at the time of exercising the Option and agrees that the certificate for the Shares so purchased may be inscribed with a legend to ensure compliance with the 1933 Act.

     8.  Legends.  The certificates representing the Shares issued or to be
         -------
issued hereunder shall be stamped or otherwise imprinted with legends substantially in the following form:

     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND HAVE BEEN ACQUIRED FOR AN INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL ACCEPTABLE TO COUNSEL FOR THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH LAWS.

     9.  Assignments.  Except as otherwise provided herein, the Optionee shall
         -----------
not assign his or her rights and/or obligations herein without the prior written consent of the Company.

         A.  Assignment to Family of Optionee.  The Optionee may assign the
             --------------------------------
Optionee's rights herein to the Optionee's spouse, brother, brother-in-law, sister, sister-in-law, the Optionee's adult lineal descendants or ascendants, their adult spouses, or revocable trusts for the benefit of any of the foregoing persons or the Optionee's minor lineal descendants (collectively, the Optionee's "Family Assignees"). If the Optionee assigns the Optionee's rights herein to a Family Assignee (or if any Family Assignee subsequently assigns or reassigns the Optionee's rights herein to another Family Assignee) under this Section, such Family Assignee shall receive and hold the rights so transferred subject to the provisions of this Agreement. A Family Assignee may only assign the rights of Optionee herein received back to the Optionee or to another Family Assignee.

         B.  Condition Precedent to Assignment.  It shall be a condition
             ---------------------------------
precedent to any assignment permitted by this Section that the Family Assignee, if he or she has not already done so, shall execute and deliver to the Company an agreement acknowledging that the assignment to him or her is and shall be subject to the terms and conditions of this Agreement and agreeing to be bound hereby.

     10. Death of Optionee.  If the Optionee dies, the Option may be exercised
         -----------------
during the ninety (90) day period beginning with the date of the Optionee's death, to the extent of the number of Shares with respect to which the Optionee could have exercised on the date of the Optionee's death, by the Optionee's estate, personal representative or beneficiary to whom this Option has passed pursuant to Section 3. At the expiration of such 90-day period or the scheduled expiration date, whichever is the earlier, the Option shall terminate and the only rights hereunder shall be those as to which the Option was properly exercised before such termination.

     11. Notices.  All notices, requests, consents and other communications
         -------
required or permitted under this Agreement shall be in writing (including electronic transmission) and shall

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

be (as elected by the person giving such notice) hand delivered by messenger or courier service, electronically transmitted, or mailed (airmail if international) by registered or certified mail (postage prepaid), return receipt requested, addressed to:

     If to the Optionee:                If to the Company:
     ------------------                 -----------------

     Charlotte Darling                  Septima Enterprises, Inc.
     _____________________              Attention: R. Edwin Morgan
     _____________________              600 Sandtree Drive
     Telephone:___________              Lake Park, FL 33403
     Telefax:_____________              Telephone:   (561) 624-7299
                                        Telefax:     (561) 624-7727

or to such other address as any party may designate by notice complying with the terms of this Section. Each such notice shall be deemed delivered (a) on the date delivered if by personal delivery; (b) on the date of transmission with confirmed answer back if by electronic transmission; and (c) on the date upon which the return receipt is signed or delivery is refused or the notice is designated by the postal authorities as not deliverable, as the case may be, if mailed.

     12.  No Obligation to Exercise Option.  The grant and acceptance of the
          --------------------------------
Option hereunder imposes no obligation on the Optionee to exercise the Option.

     13.  Entire Agreement.  This Agreement represents the entire understanding
          ----------------
and agreement between the parties with respect to the subject matter hereof, and supersedes all other negotiations, understandings and representations (if any) made by and between such parties.

     14.  Enforcement Costs.  If any civil action, arbitration or other legal
          -----------------
proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any provision of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees, sales and use taxes, court costs and all expenses even if not taxable as court costs (including, without limitation, all such fees, taxes, costs and expenses incident to arbitration, appellate, bankruptcy and post-judgment proceedings), incurred in that civil action, arbitration or legal proceeding, in addition to any other relief to which such party or parties may be entitled. Attorneys' fees shall include, without limitation, paralegal fees, investigative fees, administrative costs, sales and use taxes and all other charges billed by the attorney to the prevailing party.

     15.  Governing Law.  This Agreement and all transactions contemplated by
          -------------
this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida.

     16.  Amendments.  The provisions of this Agreement may not be amended,
          ----------
supplemented, waived or changed orally, but only by a writing signed by the party as to whom

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

enforcement of any such amendment, supplement, waiver or modification is sought and making specific reference to this Agreement.

     17.  Binding Effect.  All of the terms and provisions of this Agreement
          --------------
shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective administrators, executors, legal representatives, heirs, successors and permitted assigns, whether so expressed or not.

     18.  Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Confirmation of execution by electronic transmission of a facsimile signature page shall be binding upon any party so confirming.

     19.  Jurisdiction and Venue.  The parties acknowledge that a substantial
          ----------------------
portion of the negotiations, anticipated performance and execution of this Agreement occurred or shall occur in Palm Beach County, Florida. Any civil action or legal proceeding arising out of or relating to this Agreement shall be brought in the courts of record of the State of Florida in Palm Beach County or the United States District Court, Southern District of Florida, West Palm Beach Division. Each party consents to the jurisdiction of such court in any such civil action or legal proceeding and waives any objection to the laying of venue of any such civil action or legal proceeding in such court. Service of any court paper may be effected on such party by mail, as provided in this Agreement, or in such other manner as may be provided under applicable laws, rules of procedure or local rules.

     20.  No Construction Against Draftsmen.  The parties acknowledge that this
          ---------------------------------
is a negotiated agreement, and that in no event shall the terms hereof be construed against either party on the basis that such party, or its counsel, drafted this Agreement.

     21.  Severability.  If any provision of this Agreement or any other
          ------------
agreement entered into pursuant hereto is contrary to, prohibited by or deemed invalid under applicable law or regulation, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given full force and effect so far as possible. If any provision of this Agreement may be construed in two or more ways, one of which would render the provision invalid or otherwise voidable or unenforceable and another of which would render the provision valid and enforceable, such provision shall have the meaning which renders it valid and enforceable.

     22.  Waivers.  The failure or delay of any party at any time to require
          -------
performance by another party of any provision of this Agreement, even if known, shall not affect the right of such party to require performance of that provision or to exercise any right, power or remedy hereunder. Any waiver by any party of any breach of any provision of this Agreement should not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right, power or remedy under this Agreement. No notice to or demand on any party in any circumstance shall, of itself, entitle such party to any other or further notice or demand in similar or other circumstances.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    SEPTIMA ENTERPRISES, INC.



                                    By: /s/ R. Edwin Morgan
                                       --------------------------------------
                                        R. Edwin Morgan
                                        President and Chief Executive Officer



                                        /s/ Charlotte Darling
                                       --------------------------------------
                                        Charlotte Darling

                              FIRST AMENDMENT TO
                           SEPTIMA ENTERPRISES, INC.
                             STOCK OPTION AGREEMENT

    This First Amendment is made as of this 12th day of September, 1997 to that
                                            ----
certain Septima Enterprises, Inc. Stock Option Agreement (the "Option Agreement"), dated October 1, 1996, by and between SEPTIMA ENTERPRISES, INC., a Colorado corporation (the "Company"), and CHARLOTTE DARLING (the "Optionee"). Any capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Option Agreement.

                                 WITNESSETH:
                                 -----------

    WHEREAS, pursuant to Section 9.A of the Option Agreement, the Optionee is permitted to assign her rights in the Option Agreement to a Family Assignee, subject to the provisions of the Option Agreement, and upon such assignment, such Family Assignee would be permitted to assign his or her rights in the Option Agreement to either a Family Assignee or the Optionee;

    WHEREAS, the Optionee and the Company desire to amend such Option Agreement as set forth herein to render the Option Agreement (to the extent transferred) non-assignable and non-transferable upon an assignment or transfer of the Option Agreement to either a Family Assignee or to the estate (or beneficiary of such estate) of the Optionee, except in each case for subsequent transfers by will or pursuant to the laws of descent and distribution; and

    WHEREAS, the parties hereby desire to effectuate such amendment in order to permit the Company to register the sale of its common stock upon exercise of the option granted by the Option Agreement with the Securities and Exchange Commission on Form S-8;

    NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties to the Option Agreement agree to amend the Option Agreement as follows:

    1.  Transferability Upon Assignment.  Section 9 of the Option Agreement
        -------------------------------
shall be amended in its entirety to read as follows:

        "9.  Assignments.  Except as otherwise provided herein, the Optionee
             ------------
    shall not transfer or assign this Agreement or his or her rights and/or obligations herein.


             A.  Assignment to Family of Optionee.  The Optionee may assign the
                 --------------------------------
    Optionee's rights herein to any of the Optionee's spouse, brother, brother-in-law, sister, sister-in-law, the Optionee's adult lineal descendants or ascendants, their adult spouses, or revocable trusts for the benefit of any of the foregoing persons or the Optionee's minor lineal descendants (collectively, the Optionee's "Family Assignees"). If the Optionee assigns the Optionee's rights herein to a Family Assignee under this Section, such Family Assignee shall receive and hold the rights so transferred subject to all of the provisions of this Agreement. Notwithstanding anything to the contrary herein, upon the assignment of such rights to a Family Assignee, such Family Assignee shall not subsequently assign or transfer this Agreement or his or her rights herein to any other person or entity, except for subsequent transfers by will or pursuant to the laws of descent and distribution.

             B.  Condition Precedent to Assignment.  It shall be a condition
                 ---------------------------------
    precedent to any assignment permitted by this Section that the Family Assignee, if he or she has not already done so, shall execute and deliver to the Company an agreement acknowledging that the assignment to him or her is and shall be subject to the terms and conditions of this Agreement and agreeing to be bound hereby."

    2.  Transferability Upon Death of Optionee.  Section 10 of the Option
        --------------------------------------
Agreement shall be amended by adding the following sentence to the end of such
Section:

    "Notwithstanding anything herein to the contrary, in no event shall this Agreement and/or Optionee's rights and obligations hereunder be subsequently transferred by the Optionee's estate or by any beneficiary of such estate, except by will or pursuant to the laws of descent and distribution."

    3. As amended hereby, the Option Agreement shall remain in full force and effect in accordance with its terms.

    IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as of the day and year first above written.


                             SEPTIMA ENTERPRISES, INC.


                             By: /s/ R. Edwin Morgan
                                ---------------------------------------
                                  R. Edwin Morgan
                                  President and Chief Executive Officer



                                 /s/ Charlotte Darling
                                ---------------------------------------
                                CHARLOTTE DARLING



                                       2